UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2005

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

12020 Sunrise Valley Drive, Suite 250, Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)

(703) 391-7500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    On May 23, 2005, Talk America Holdings, Inc. and a subsidiary of Talk America entered into an Agreement and Plan of Merger (the “Acquisition Agreement”) with LDMI Telecommunications, Inc., pursuant to which Talk America will acquire LDMI. LDMI is a privately held, facilities-based competitive local exchange carrier serving business and residential customers primarily in Michigan and Ohio. Under the terms of the Acquisition Agreement, at closing, the Talk America subsidiary will be merged into LDMI, LDMI will become an indirect wholly owned subsidiary of Talk America and, in exchange for all of the stock of LDMI, Talk America will pay $24 million in cash and issue 1.8 million shares of its common stock. The shares of Talk America common stock will be issued only to the holders of LDMI’s preferred stock and will not be registered under the Securities Act of 1933. Talk America has agreed to file a registration statement with the Securities and Exchange Commission as promptly as reasonably practicable after the closing to permit resales of common stock by such holders. The Acquisition Agreement and the LDMI acquisition transaction have been approved by both the board of directors and the stockholders of LDMI and the closing is subject to the receipt of certain regulatory approvals, which both companies expect to receive.

    A copy of the Acquisition Agreement is filed as Exhibit 10.1 of this Report. The foregoing discussion of the Acquisition Agreement and the acquisition contemplated thereby is only a summary of the terms and conditions of the Acquisition Agreement and is qualified in its entirety by reference to the Acquisition Agreement included as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure

    On May 23, 2005, Talk America issued a release announcing that it had entered into an agreement to acquire LDMI Telecommunications, Inc., a privately held, facilities-based competitive local exchange carrier serving business and residential customers primarily in Michigan and Ohio, and also that it was amending its financial and operating guidance for the full year 2005. A copy of the release is furnished as Exhibit 99.1 of this Report.

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits

       10.1        Agreement and Plan of Merger, dated as of May 23, 2005, among LDMI Telecommunications, Inc., Talk America Holdings, Inc. and Lion Acquisition Corp.
99.1	Release dated May 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2005	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn IV Name: Aloysius T. Lawn IV Title: Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

 Exhibit Number  Description

         10.1   Agreement and Plan of Merger dated as of May 23, 2005, among LDMI Telecommunications, Inc., Talk America Holdings, Inc. and Lion Acquisition Corp.
         99.1                            Release Dated  May 23, 2005.